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Exhibit 5.1

February 25, 2020

GFL Environmental Holdings Inc.
100 New Park Place Suite 500
Vaughan, Ontario
L4K 0H9
Canada

Dear Sirs/Mesdames:

Re: GFL Environmental Holdings Inc.
Registration Statement on Form F-1

        We have acted as Canadian counsel to GFL Environmental Holdings Inc., a corporation incorporated under the Business Corporations Act (Ontario) ("Holdings"), in connection with the registration pursuant to a registration statement, as amended to date (the "Registration Statement"), filed by Holdings with the Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), relating to the initial public offering (the "Offering") of subordinate voting shares of Holdings (the "Shares") which will be issued and sold by Holdings (including additional Shares (the "Option Shares") that may be sold upon exercise of an over-allotment option) and sold by Josaud II Holdings Inc. (the "Selling Shareholder"). Of the Shares to be registered pursuant to the Registration Statement, 71,652,440 (the "Holdings Shares") are being offered by Holdings and 1,518,293 (the "Selling Shareholder Shares") are being offered by the Selling Shareholder.

        Holdings is the registrant whose name appears on the cover of the registration statement on Form F-1, as amended, filed with the Commission in connection with the Offering. Holdings will amalgamate with its subsidiary, GFL Environmental Inc. and will continue as GFL Environmental Inc. prior to the closing of the Offering (the "Amalgamation"). Upon the Amalgamation, GFL Environmental Inc. (the "Corporation") will become the financial reporting entity.

        We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Corporation, the Selling Shareholder and the underwriters (the "Underwriting Agreement").

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

        We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

  a)
  the certificate of incorporation, the articles and the by-laws of Holdings;

  b)
  the form of articles of the Corporation to be effective upon completion of Offering (the "Articles");

  c)
  the form of by-laws of the Corporation to be effective upon completion of the Offering (the "By-Laws" and together with the Articles, the "Constating Documents");

  d)
  certain resolutions of Holdings' directors and shareholders; and

  e)
  a certificate of an officer of Holdings with respect to certain factual matters (the "Officer's Certificate").

        We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

        In examining all documents and in providing our opinion we have assumed that:

  a)
  all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

  b)
  the Underwriting Agreement will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of Holdings and the pricing committee thereof and the board of directors of the Selling Shareholder;

  c)
  all necessary actions and steps in connection with the Pre-Closing Capital Changes (as defined in the Registration Statements and which includes the Amalgamation) have been completed, prior to closing of the Offering;

  d)
  at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares; and

  e)
  all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of Holdings including, without limitation, the Officer's Certificate, are complete, true and accurate.

        We are qualified to carry on the practice of law in the province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

        Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon the filing of the Constating Documents with the Ministry of Government and Consumer Services (the "Ministry") and the issuance by the Ministry of the certificate in respect of such Constating Documents, (i) the Holdings Shares will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and (ii) the Selling Shareholder Shares will be duly authorized and, when such Shares are issued in accordance with the Articles and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Holdings, the Registration Statement or the Shares. We express no opinion as to the adequacy of any consideration received by the Corporation. Our opinion as to the issuance of the Shares as fully paid and non-assessable is based on the assumption that all required consideration (in whatever form) has been or will be paid or provided. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,
/s/ Stikeman Elliott LLP
Stikeman Elliott LLP

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  Exhibit 5.1